Exhibit 99.1

Phillips Edison Grocery Center REIT I, Inc. Reports Year End 2014 Results
Announced Simplification of Advisory Relationship
Increased Capacity of Unsecured Credit Facility to $700 Million

CINCINNATI, OH, March 9, 2015 - Phillips Edison Grocery Center REIT I, Inc. (the “Company,” “we,” “our” or “us”), a publicly registered, non-traded real estate investment trust ("REIT") focused on the acquisition and management of well-occupied grocery-anchored neighborhood and community shopping centers, today announced its operating results for the three months and year ended December 31, 2014.

“This was a transformative year for the Company. Thanks to the dedication of our team, we acquired 56 properties for an aggregate purchase price of over $900 million, bringing our portfolio at year end to 138 properties. After deploying all of the net equity proceeds raised in our initial public offering in the first half of the year, we have been using our newly expanded unsecured credit facility to fund acquisitions. We remain focused on driving value from these properties, and continue to explore liquidity alternatives for the Company,” stated Jeff Edison, Chairman of the Board and Chief Executive Officer.

Simplification of Advisory Relationship

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On December 3, 2014, the Company’s Board of Directors accepted the resignation of its advisor, American Realty Capital II Advisors, LLC ("ARC"), in order to replace its prior advisor/sub-advisor structure with a more simplified and consolidated advisory relationship, and further strengthen its independence.

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Subsequently, the Company entered into a new one-year advisory agreement with its former sub-advisor, Phillips Edison NTR LLC, a subsidiary of Phillips Edison Limited Partnership. Phillips Edison NTR LLC assumed all duties related to the management of the Company.

•	In connection with these events, the Board of Directors approved the change of the Company’s name to Phillips Edison Grocery Center REIT I, Inc.

Earnings

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For the three months and year ended December 31, 2014, the Company generated Modified Funds from Operations (“MFFO”) of $28.8 million and $94.6 million, respectively, compared to MFFO of $11.0 million and $29.0 million for the three months and year ended December 31, 2013.

•	The Company generated a net loss of $22.5 million for the three months ended December 31, 2014 and a net loss of $22.6 million for the year ended December 31, 2014.

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The net loss was driven by the vesting of certain Class B units of the Company’s operating partnership held by Phillips Edison NTR LLC and American Realty Capital II Advisors, LLC. The vesting of these units resulted from the termination of the ARC agreement on December 3, 2014 and the determination that the economic hurdle had been met.

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The Company calculated that the requisite economic hurdle of a 6.0% cumulative, pre-tax, non-compounded return on stockholder investments was met. The Board of Directors verified and approved the meeting of such economic hurdle and the vesting of the Class B units for asset management services provided under the previous advisory agreement from October 1, 2012 through December 3, 2014.

•	Phillips Edison NTR LLC has agreed not to redeem its vested Class B units for cash or shares of the Company’s common stock until a liquidity event for stockholders has occurred.

•	This was a non-cash transaction that, for accounting purposes, was treated as a GAAP (Generally Accepted Accounting Principles in the United States) expense.

•	Adjusting for this one-time expense of $27.9 million, we generated net income of $5.4 million and $5.3 million, respectively, for the three months and year ended December 31, 2014.

Portfolio Results

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For the three months ended December 31, 2014, the Company acquired eight grocery-anchored shopping centers in seven states totaling approximately 891,000 square feet for an aggregate purchase price of $135.6 million.

•	For the year ended December 31, 2014, the Company acquired 56 grocery-anchored shopping centers totaling approximately six million square feet for an aggregate purchase price of over $900 million.

•	The Company’s portfolio at year end consisted of 138 properties totaling approximately 14.7 million square feet located in 27 states representing an aggregate purchase price of $2.1 billion.

•	As of December 31, 2014, the Company reported leased portfolio occupancy of 94.8% compared to leased portfolio occupancy of 94.7% as of December 31, 2013.

Distributions

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For the year ended December 31, 2014, the Company paid gross distributions of approximately $119.6 million, including $63.0 million of distributions reinvested through the dividend reinvestment program for net cash distributions of $56.6 million.

•	Operating cash flow for the year ended December 31, 2014 was $75.7 million.

Capital Markets

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During the three months ended December 31, 2014, the Company amended its unsecured revolving credit facility, increasing the borrowing capacity from $350 million to $700 million (the “Credit Facility”). Through an accordion feature and subject to certain conditions, the Company may further increase availability under the Credit Facility to $1 billion. The Credit Facility, as amended, otherwise maintains the same terms.

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As of December 31, 2014, the Company’s leverage ratio was 29.3% (calculated as total debt, less cash and cash equivalents, as a percentage of total real estate investments, including acquired intangible lease assets and liabilities, at cost). Secured debt comprised 54.6% of our contractual debt obligations with the remaining 45.4% represented by borrowings under our unsecured credit facility. Our weighted average interest rate for the year ended December 31, 2014 was 3.7%.

Subsequent Events

Subsequent to the end of the quarter, the Company acquired three grocery-anchored shopping centers totaling approximately 268,000 square feet for an aggregate purchase price of $33.2 million. The addition of these shopping centers increases the Company’s portfolio to 141 shopping centers totaling 15 million square feet.

Reconciliation of Non-GAAP Measures
Funds from Operations and Modified Funds from Operations

Funds from operations, (“FFO”), is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and noncontrolling interests. We believe that FFO is helpful to our investors and our management as a measure of operating performance because it excludes real estate-related depreciation and amortization, gains and losses from property dispositions, impairment charges, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or are requested or required by lessees for operational purposes in order to maintain the value disclosed. Since real estate values have historically risen or fallen with market conditions, including inflation, changes in interest rates, the business cycle, unemployment and consumer spending, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient. As a result, our management believes that the use of FFO, together with the required GAAP presentations, is helpful for our investors in understanding our performance. In particular, because GAAP impairment charges are not allowed to be reversed if the underlying fair values improve or because the timing of impairment charges may lag the onset of certain operating consequences, we believe FFO provides useful supplemental information related to current consequences, benefits and sustainability related to rental rate, occupancy and other core operating fundamentals. Additionally, we believe it is appropriate to exclude impairment charges from FFO, as these are fair value adjustments that are largely based on market fluctuations and assessments regarding general market conditions, which can change over time. Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses. In addition, FFO will be affected by the types of investments in our targeted portfolio, which will consist primarily of, but is not limited to, necessity-based neighborhood and community shopping centers.

Since the definition of FFO was promulgated by NAREIT, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use modified funds from operations (“MFFO”), which excludes from FFO the following items:

(1) acquisition fees and expenses
(2) straight-line rent amounts, both income and expense;
(3) amortization of above- or below-market intangible lease assets and liabilities;

(4) amortization of discounts and premiums on debt investments;
(5) gains or losses from the early extinguishment of debt;
(6) gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of our operations;
(7) gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting;
(8) losses related to the vesting of Class B units issued to PE-NTR and ARC in connection with asset management services provided; and
(9) adjustments related to the above items for joint ventures and noncontrolling interests and unconsolidated entities in the application of equity accounting.

We believe that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after our acquisition stage is complete, because MFFO excludes acquisition expenses that affect operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating our operating performance in periods in which there is no acquisition activity. In evaluating investments in real estate, including both business combinations and investments accounted for under the equity method of accounting, management’s investment models and analyses differentiate costs to acquire the investment from the operations derived from the investment. We have funded, and intend to continue to fund, both of these acquisition-related costs from offering proceeds and borrowings and generally not from operations. However, if offering proceeds and borrowings are not available to fund these acquisition-related costs, operational cash flows may be used to fund future acquisition-related costs.

Many of the adjustments in arriving at MFFO are not applicable to us. Nevertheless, as explained below, management’s evaluation of our operating performance may also exclude items considered in the calculation of MFFO based on the following economic considerations.

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Adjustments for straight-line rents and amortization of discounts and premiums on debt investments. GAAP requires rental receipts and discounts and premiums on debt investments to be recognized using various systematic methodologies. This may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis.

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Adjustments for amortization of above- or below-market intangible lease assets. Similar to depreciation and amortization of other real estate-related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over the lease term and should be recognized in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, and the intangible value is not adjusted to reflect these changes, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate.

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Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting. This item relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated, but unknown, gains or losses.

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Adjustment for gains or losses related to early extinguishment of derivatives and debt instruments. Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding these items, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators.

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Adjustment for losses related to the vesting of Class B units issued to PE-NTR and ARC in connection with asset management services provided. Similar to extraordinary items excluded from FFO, this adjustment is nonrecurring and contingent on several factors outside of our control. Furthermore, the expense recognized in 2014 is a cumulative amount related to compensation for asset management services provided by PE-NTR and ARC since October 1, 2012 and does not relate entirely to the current period in which such loss is recognized. Finally, this expense is a non-cash expense and is not related to our ongoing operating performance.

By providing MFFO, we believe we are presenting useful information that also assists investors and analysts to better assess the sustainability of our operating performance after our acquisition stage is completed. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT (“NTR”) industry, although the particular adjustments we make in calculating MFFO may not be entirely consistent with adjustments made by other NTRs. However, under GAAP, acquisition costs are characterized as operating expenses in determining operating net income (loss). These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. MFFO is useful in comparing the sustainability of our operating performance after our acquisition stage is completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. However, investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our acquisition stage is completed, as this measure excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired. All paid and accrued acquisition costs negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase prices of the properties we acquire. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of NTRs that have completed their acquisition activities and have similar operating characteristics as us. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In the event that we do not have sufficient offering proceeds to fund the payment of acquisition fees and the reimbursement of acquisition expenses, such fees and expenses may need to be paid from other sources, including additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows. Acquisition costs also adversely affect our book value and equity.

The additional items that may be excluded from FFO to determine MFFO are cash flow adjustments made to net income (loss) in calculating the cash flows provided by operating activities. Each of these items is considered an important overall operational factor that affects our long-term operational profitability. These items and any other mark-to-market or fair value adjustments may be based on many factors, including current operational or individual property issues or general market or overall industry conditions. While we are responsible for managing interest rate, hedge and foreign exchange risk, we intend to retain an outside consultant to review any hedging agreements that we may enter into in the future. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Neither FFO nor MFFO should be considered as an alternative to net income (loss) or income (loss) from continuing operations under GAAP, nor as an indication of our liquidity, nor is any of these measures indicative of funds available to fund our cash needs, including our ability to fund distributions. In particular, as we are currently in the acquisition phase of our life cycle, acquisition-related costs and other adjustments that are increases to MFFO are, and may continue to be, a significant use of cash. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value and there is no current net asset value determination. Additionally, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business plan in the manner currently contemplated. Accordingly, FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO should not be viewed as more prominent measures of performance than our net income or cash flows from operations prepared in accordance with GAAP. Our FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry, and we may have to adjust our calculation and characterization of FFO or MFFO.

The following section presents our calculation of FFO and MFFO and provides additional information related to our operations. As a result of the timing of the commencement of our initial public offering and our active real estate operations, FFO and MFFO are not relevant to a discussion comparing operations for the periods presented. We expect revenues and expenses to increase in future periods as we raise additional offering proceeds and use them to acquire additional investments.

FFO AND MFFO
FOR THE PERIODS ENDED DECEMBER 31, 2014 AND 2013
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,		Cumulative Since Inception
	2014	2013	2014	2013
Calculation of FFO
Net loss attributable to stockholders	$(22,476)	$(6,155)	$(22,635)	$(12,404)	$(41,496)
Add:
Depreciation and amortization of real estate assets	23,129	10,633	79,160	30,512	119,347
Less:
Gain on sale of property	(12)	—	(12)	—	(12)
Noncontrolling interest	—	(1,347)	—	(5,312)	(8,968)
FFO, as defined by NAREIT	$641	$3,131	$56,513	$12,796	$68,871
Calculation of MFFO
FFO	$641	$3,131	$56,513	$12,796	$68,871
Add:
Vesting of Class B units for asset management services	27,853	—	27,853	—	27,853
Acquisition expenses	2,334	9,139	17,430	18,772	42,401
Net amortization of above- and below-market leases	(104)	71	85	536	1,345
Less:
Straight-line rental income	(1,250)	(860)	(4,303)	(1,995)	(6,817)
Amortization of market debt adjustment	(699)	(405)	(2,480)	(1,235)	(3,950)
Change in fair value of derivatives	16	(73)	(545)	(128)	(673)
Noncontrolling interest	—	42	—	236	(503)
MFFO	$28,791	$11,045	$94,553	$28,982	$128,527

Earnings per common share - basic and diluted:
Weighted-average common shares outstanding	181,622	144,471	179,280	70,227	50,681
Net loss per share	$(0.12)	$(0.04)	$(0.13)	$(0.18)	$(0.82)
FFO per share	0.00	0.02	0.32	0.18	1.36
MFFO per share	0.16	0.08	0.53	0.41	2.54

About Phillips Edison Grocery Center REIT I, Inc.
Phillips Edison Grocery Center REIT I, Inc. is a public non-traded REIT that seeks to acquire and manage well-occupied grocery-anchored neighborhood shopping centers having a mix of national and regional retailers selling necessity-based goods and services, in strong demographic markets throughout the United States. As of March 9, 2015, the Company owned and managed an institutional quality retail portfolio consisting of 141 grocery-anchored shopping centers totaling approximately 15 million square feet. For more information, please visit the Company’s website at www.grocerycenterREIT1.com.